CELLULAR DYNAMICS INTERNATIONAL, INC.
NONSTATUTORY STOCK OPTION AGREEMENT
This Option Agreement, entered into as of October 18, 2010 (the date of grant), is between Cellular Dynamics International, Inc., a Wisconsin corporation formerly known as iPS Cells, Inc. (the “Company”), and James Thomson (the “Participant”). All terms used herein and not otherwise defined shall have the same meaning as set forth in the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”).
WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) desires to induce the Participant, who presently is a consultant to and director of the Company, to provide services to the Company and/or any of its Subsidiaries, to provide the Participant with a stronger incentive to strive for the continued success and growth of the Company and its Subsidiaries and to further align the Participant’s interests with those of the Company’s shareholders; and
WHEREAS, in connection with Participant’s rendering of services to the Company, the Company and Consultant have entered into a certain letter agreement dated the date hereof between the Company and Participant pursuant to which, among other things, Participant is assigning certain inventions to the Company and agreeing to not compete with the Company and that in certain circumstances he would become an employee of the Company, all as provided in such letter agreement (such agreement to not compete with the Company is the “Non‑Compete Agreement”).
NOW THEREFORE, in consideration of the benefits conferred upon the Company pursuant to the aforementioned letter agreement and the benefits that the Company expects to be derived in connection with the services hereinafter rendered by the Participant, the Company and the Participant hereby agree as follows:
ARTICLE I
Award of Option for Restricted Stock
1.1.    Option; Number of Shares; Option Price. The Participant is granted the right and option to purchase (the “Option”) all or any part of an aggregate of 1,250,000 shares of Common Stock (individually, a “Share” and jointly, the “Shares”) at the purchase price of $0.69 per Share (the “Option Price”). If the Participant exercises the Option prior to the Vesting End Date (as defined in Section 1.2), the fourth anniversary of the Vesting Start Date, the Shares received from the exercise of the Option that are unvested shares according to the schedule set forth in Section 1.2 are hereinafter referred to as “Restricted Stock” and Shares that have vested are referred to as “Vested Shares.” The period during which there is Restricted Stock outstanding is referred to herein as the “Restricted Period.” If the Option remains outstanding and is exercised on or after the Vesting End Date, all of the Shares will be Vested Shares and none of the Shares will be Restricted Stock.

1.2.    Vesting of Restricted Stock. The vesting schedule for the Shares governed by this Option is as follows. Except as otherwise provided in the Plan and this Section 1.2, and subject to Section 1.4, the Option will vest as to 1/48th of the Shares on the first day of each of the forty eight (48) consecutive calendar months commencing on the first day of the calendar month first occurring after the Vesting Start Date, provided that the Participant is still in the employ of or in service as a Consultant to the Company on, and has not violated the Non‑Compete Agreement at any time after the Vesting Start Date and prior to or as of, each vesting date. For purposes hereof, the “Vesting Start Date” shall be the date of grant first written above and the “Vesting End Date” shall be the 48th monthly vesting date pursuant to the preceding sentence. Notwithstanding the foregoing, the Option will become fully vested upon the first to occur of (a) the Participant’s death or Disability while in the employ of or service to the Company or (b) the termination of the Participant’s employment with the Company and its Subsidiaries by the Company or any such Subsidiary other than a termination for Cause, or the Participant’s termination of his employment for Good Reason, after or simultaneously with the occurrence of the Change of Control, provided that the Participant has not violated the Non‑Compete Agreement at any time after the Vesting Start Date and prior to or as of such termination of employment. For purposes hereof, “Good Reason” means, without the Participant’s consent, the occurrence of any one or more of the following during the Participant’s employment with the Company: (i) any reduction by the Company of the Participant’s duties or responsibilities which reduction is material based on the Participant’s overall duties and responsibilities (ignoring incidental duties and responsibilities) prior to and after such reduction which remains uncured, if cure thereof is necessary, ten (10) business days after the Participant has given written notice to the Company which specifies such reduction and the Participant’s objection thereto; (ii) any job requirement imposed by the Company that the Participant change the Participant’s principal residence to a location more than seventy five (75) miles from Dane County, Wisconsin; or (iii) any material breach of any obligation of the Company for the payment or provision of compensation or other benefits to the Participant set forth in any written agreement describing terms and conditions of the Participant’s employment between the Company and the Participant then in effect, which remains uncured ten (10) business days after the Participant has given written notice to the Company which specifies the breach. “Change of Control” as defined in the Plan and used herein shall not include any transaction the primary purpose of which is to raise equity capital. Shares governed by this Option vest according to this schedule, whether or not the Option has been exercised.
1.3.    Exercisability of Option.
(a)    This Option is immediately exercisable and shall expire in accordance with this Section 1.3 and the Plan, but in all events, and notwithstanding anything herein to the contrary, the Option shall expire no later than on the tenth anniversary of the date of this Option Agreement.

(b)    Except as otherwise provided in paragraphs (c) through (e) of this Section 1.3, if the employment of the Participant terminates or service to the Company by a Consultant terminates, the Option, to the extent not exercised, shall terminate three (3) months after termination of employment or service with the Company, as the case may be. In the event that the Participant changes his employment status with the Company, but continues to render services to the Company (e.g. changes from employee status to consultant status or changes from employment with the Company to employment with a Subsidiary), such change in status does not constitute a termination of employment or service.
(c)    If the Participant’s termination of employment with the Company is for Cause, the Option may not be exercised and all of the Participant’s rights in the Option shall be forfeited upon such termination of employment.
(d)    If termination of employment results from the Disability of the Participant, this Option may be exercised at any time within one (1) year after such termination of employment.
(e)    If termination of employment results from the death of the Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death acquired the right to exercise the Option, may exercise any Option at any time within one (1) year after the death of the Participant.
1.4.    Method of Exercising Option. The Option may be exercised in whole or in part by delivery to the Company, at its offices in Madison, Wisconsin, of (a) written notice identifying the Option and stating the number of Shares with respect to which it is being exercised, in the form attached hereto as Exhibit A, (b) payment in full of the Option Price of the Shares then being acquired in the form permitted by Paragraph 5(f) of the Plan, (c) execution of a shareholder agreement substantially in the form attached hereto as Exhibit B (the “Shareholder Agreement”), (d) execution of an Investment Representation Statement in the form attached hereto as Exhibit C if the Shares covered by the Option have not been registered under the Securities Act of 1933, as amended, at the time of the exercise and (e) if the Option is exercised during the Restricted Period as defined in Section 1.1, a blank stock power for the Restricted Stock. The Company shall have the right to delay the issue or delivery of any Shares to be delivered hereunder until (i) the completion of such registration or qualification of such Shares under any federal, state or foreign law, ruling or regulation as the Company shall deem to be necessary or advisable, and (ii) receipt from the Participant of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification or the issuance of Shares hereunder.
1.5.    Prohibitions Against Transfer. The Option, and the rights and privileges conferred hereby, may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Participant, or be subject to execution, attachment or similar process, and shall be exercisable only by the Participant, except as provided in Paragraphs 5(g)(2) and/or 5(i) of the Plan.

1.6.    Nonstatutory Stock Option Treatment. It is intended that the Option shall not qualify as an incentive stock option pursuant to Section 422 of the Code and therefore shall be a Nonstatutory Stock Option under the Plan.
ARTICLE II
Provisions Governing Restricted Stock
2.1.    Shareholder Status; Custody of Certificate(s).
(a)    Prior to the vesting of the Restricted Stock, the Participant shall not have the right to vote the Restricted Stock, and instead, the Restricted Stock shall be voted as directed by action of the Board. The Participant agrees to execute a proxy upon request of the Board at any time during the Restricted Period appointing an agent designated by the Board to vote the Restricted Stock. The Participant shall have the right to receive and retain all regular cash dividends paid or distributed in respect of the Restricted Stock, if any. Except as expressly provided otherwise herein, the Participant shall have all other rights as a holder of outstanding Shares.
(b)    Until all of the Restricted Stock vests pursuant to Section 1.2, the Company shall retain custody of the stock certificate(s) representing the Shares unless the Participant requests in writing that the Company issue a certificate for any portion that represents Vested Shares to the Participant. As soon as practicable after the lapse of the restrictions, the Company shall issue or release or cause to be issued or released certificate(s) representing the Shares.
2.2.    Prohibition Against Transfer. Restricted Stock may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Participant, or be subject to execution, attachment or similar process. Notwithstanding the foregoing, Restricted Stock may be transferred as the result of any merger, consolidation, or share exchange involving the Company, in which event the shares received in exchange for the Shares will remain subject to this Option Agreement and treated as “Restricted Stock” hereunder. Any transfer in violation of this Section 2.2 shall be void and of no legal effect. From and after the time when the Restricted Stock vests, such Shares shall continue to be subject to the limitations on transfer contained in the Shareholder Agreement.
2.3.    Forfeiture of Restricted Stock. If the Participant’s employment with the Company terminates for any reason, the Participant shall forfeit to the Company all shares of Restricted Stock owned by the Participant except as, notwithstanding Paragraph 6(d) of the Plan, otherwise expressly may be agreed to in writing by the Company.
ARTICLE III
Miscellaneous
3.1.    Provisions of the Plan Control. This Option Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. In the event that the provisions of this Option Agreement and the Plan conflict, the Plan shall control. The Plan empowers the Administrator to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of the Administrator with respect to the

Plan shall be binding upon the Participant. A copy of the Plan has been delivered to the Participant in connection with the execution and delivery of this Option Agreement and an additional copy thereof will be delivered to the Participant upon reasonable request.
3.2.    Additional Shares. Notwithstanding any term or implication herein to the contrary, the term “Shares” shall be deemed to include, and the provisions of this Option Agreement shall apply with respect to, any new, substituted or additional shares of stock, other securities or property (a) that may be acquired upon exercise of this Option in accordance with an adjustment thereto made pursuant to Paragraph 8(a) of the Plan or (b) that the Participant should acquire in respect of any Shares that were acquired upon exercise of this Option or subject to this Option Agreement pursuant to this Section 3.2 that is effected without receipt of consideration. For purposes of clarification, in the case of such an adjustment or such a stock dividend, stock split, recapitalization or other change, such new, substituted or additional stock or other securities or property (a) shall be subject to and be vested or will vest in accordance with the vesting schedule set forth in Section 1.2 to the same extent as this Option and Shares that may be acquired upon exercise of this Option (to which such adjustment was made) or such Shares that were acquired upon exercise of this Option or subject to this Option Agreement pursuant to this Section 3.2 (in respect of which such stock or other securities or property was acquired), as the case may be, and (b) shall be subject to the provisions of Article II and/or the Shareholder Agreement to the same extent as Shares that may be acquired upon exercise of this Option (to which such adjustment was made) or such Shares that were acquired upon exercise of this Option or subject to this Option Agreement pursuant to this Section 3.2 (in respect of which such stock or other securities or property was issued), as the case may be.
3.3.    Taxes. The Company may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the exercise of the Option or issuance of shares, and the Company may defer making delivery with respect to Vested Shares for which the Option was exercised and which previously had been Restricted Stock (i.e., expiration of the Restricted Period with respect to those Shares) until arrangements satisfactory to the Company have been made with respect to such withholding obligations.
3.4.    Tax Consequences; Section 83(b) Election. The Participant represents that: (a) the Participant will consult with any tax consultants the Participant deems advisable in connection with the purchase and disposition of the Shares, including as to adverse tax consequences that the Participant may suffer as a result of the Participant’s purchase or disposition of the Shares; and (b) the Participant has been advised to consult with his or her own tax consultants as to the advantages and disadvantages of making (or failing to make) an election under Section 83 of the Code in connection with any exercise of this Option and that the Participant, consulting with his or her own tax consultants, is solely responsible for the decision whether or not to make a such a Section 83(b) election (which election if made must be filed with the Internal Revenue Service within thirty (30) days following the exercise of this Option) and for the making of any such election.
3.5.    Notices. Any notice to be given to the Company under the terms of this Option Agreement shall be given in writing to the Company in care of its then principal executive officer at its then principal place of business. Any notice to be given to the Participant may be addressed to him at his address as it appears on the payroll or other records of the Company or any affiliate thereof. Any such notice will be deemed to have been duly given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt at the Participant’s or the Company’s address.
3.6.    Entire Agreement; Amendments. This Option Agreement (including the Plan, which is incorporated herein pursuant to Section 3.1) and the agreements and documents executed and delivered hereunder constitute a complete statement of all of the arrangements between the parties as of the date hereof with respect to the transactions contemplated hereby, and thereby supersedes all prior agreements and understandings between them with respect thereto and cannot be changed or terminated orally. This Option Agreement may be amended as set forth in the Plan and as set forth in the written agreement of the Participant and the Company.
3.7.    Governing Law. This Option Agreement and all questions arising hereunder or in connection herewith shall be determined in accordance with the laws of the State of Wisconsin, without giving effect to the laws of any other jurisdiction that otherwise would govern under the principles of conflicts of laws thereof. THE PARTIES VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT THEY HAVE TO A JURY TRIAL PURSUANT TO ANY COURT ACTION BY EITHER THE COMPANY OR THE PARTICIPANT.
3.8.    No Employment Rights. This Option Agreement shall not confer upon the Participant any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Participant’s employment at any time, except as otherwise provided in any written employment agreement between the Participant and the Company.
3.9.    Multiple Copies. One or more copies of this Option Agreement may be executed, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed as of the date and year first written above, which is the date of the granting of the Option evidenced hereby.
CELLULAR DYNAMICS INTERNATIONAL, INC.

By:     /s/ Thomas M. Palay
Thomas M. Palay, Vice Chairman of the Board of Directors and President
The undersigned Participant hereby accepts the foregoing Option and agrees to the several terms and conditions hereof and of the Plan.
Participant:

/s/ James Thomson
James Thomson

Spousal Consent and Acknowledgment
I acknowledge that I have read the Option Agreement and the Shareholder Agreement, attached thereto as Exhibit B, and that I understand their contents. I am aware that by their provisions my spouse agrees, among other things, to limit the transferability of and the voting rights attendant upon his or her Shares of Cellular Dynamics International, Inc. which may be acquired through his or her exercise of an Option. I am further aware that the terms and limitations set forth in such agreements shall apply to any interest I have in the Option or the Shares (including without limitation any right or interest by operation of the Wisconsin Marital Property Law, chapter 766 of the Wisconsin Statutes, or by operation of any other law) and the interest of any of my heirs, legatees, or other transferees. I consent to and approve the provisions of the Option Agreement and the Shareholder Agreement, and agree that the Option and the Shares and my interest in them are subject to the provisions of such Agreements as from time to time may be amended in accordance with their respective terms, and direct the personal representative of my estate to promptly comply with all of the provisions of such Agreements as from time to time may be amended in accordance with their respective terms. I further agree that I will take no action at any time to hinder the operation of the Option Agreement or the Shareholder Agreement, each as may be so amended, as to the Option and/or the Shares or any interest that I or my transferees have in them.

Date: _11/23/10_____________________    Spouse: _/s/ Ruth Sullivan___________________

EXHIBIT A

CELLULAR DYNAMICS INTERNATIONAL, INC.
2008 EQUITY INCENTIVE PLAN
(as amended)

EXERCISE NOTICE
1.    Exercise of Option. Effective as of today, _____________________, 20__, the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase ___________ shares of Common Stock (the “Shares”) of Cellular Dynamics International, Inc. (the “Company”) under and pursuant to the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), and the Option Agreement dated as of October 18, 2010 (the “Option Agreement”). All terms used herein and not otherwise defined shall have the meaning set forth in the Plan, the Option Agreement, or in the form of shareholder agreement that is attached to the Option Agreement as Exhibit B (the “Shareholder Agreement”).
2.    Representations of the Participant. The Participant acknowledges that the Participant has received, read and understands the Plan, the Option Agreement, and the Shareholder Agreement and agrees to abide by and be bound by their terms and conditions.
3.    Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and the Shareholder Agreement is executed by the Participant, no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised, subject to the terms of the Option Agreement.
The Participant shall enjoy rights as a Shareholder, subject to his Option Agreement and the Shareholder Agreement, until such time as the Participant disposes of the Shares, forfeits the Shares under Section 2.3 of the Option Agreement or the Company and/or its assignee exercises its rights under Section 3.2 of the Shareholder Agreement. Upon such exercise, the Participant shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Shareholder Agreement, and the Participant shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.
4.    Delivery of Payment. The Participant delivers to the Company with this Exercise Notice payment of the Option Price for the Shares.
5.    Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company forthwith to the Administrator of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all persons.

6.    Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the laws of any other jurisdiction that otherwise would govern under the principles of conflicts of laws thereof. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
7.    Notices. Any notice to the Company permitted or required hereunder shall be given in writing to the Company in care of its then President at its then principal place of business. Any notice to be given to the Participant may be addressed to him at his address as it appears on the payroll or other records of the Company or any affiliate thereof. Any such notice will be deemed to have been duly given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt at the Participant’s or the Company’s address.
8.    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Participant:	Accepted by:
CELLULAR DYNAMICS INTERNATIONAL, INC.

___________________________________ Print name: _________________________	By: ____________________________________ Its: ____________________________________

EXHIBIT B
FORM OF
SHAREHOLDER AGREEMENT
WITH
CELLULAR DYNAMICS INTERNATIONAL, INC.
(Applicable to Shares Purchased By Exercise of Stock Options)
This Shareholder Agreement (the “Agreement”) dated as of this ___ day of _________, _______, is by and between Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), and the person whose name appears on the signature page hereof (the “Participant”).
RECITALS
The Company granted the Participant an option (the “Option”) to purchase shares of the Company’s Common Stock pursuant to its 2008 Equity Incentive Plan, as amended. The Company and the Participant entered into that certain Option Agreement dated as of October 18, 2010 (the “Option Agreement”) setting out the terms of such option grant. The Participant has purchased _____ shares of the Company’s Common Stock pursuant to the Option Agreement, which, together with all other such shares from time to time purchased by the Participant pursuant to the Option Agreement, including those shares purchased after the date of this Agreement, are the “Shares” hereunder.
The Company made its grant of the Option on certain terms and conditions including the requirement that the Participant and the Company would enter into this Agreement as a condition to the right to exercise the Option.
In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS

1.1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below; all other capitalized terms shall have the meanings set forth elsewhere in this Agreement:

“Affiliate” means (i) any person directly or indirectly controlled by a holder of capital stock of the Company, in control of a holder of capital stock of the Company, or under common control with a holder of capital stock of the Company, (ii) any member, partner, subsidiary, officer, director or shareholder of a person or entity referred to in clause (i), and (iii) any other person or entity directly or indirectly in control of or under the control of any person or entity referred to in clause (ii). “Controlled,” “controlled by,” and “under common control with” shall mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise) of a person; provided, that common control shall be conclusively presumed between or among an individual and members of the immediate family (spouse, siblings, ancestors, descendants or the spouse of any of the foregoing) of such individual, an individual and a trust primarily for the benefit of such individual, or an immediate family member of such individual.

“Common Stock” means shares of the Company’s common stock.

“Disability” has the meaning given in Paragraph 1(j) of the Plan.

“Permitted Transfer” has the meaning set forth in Section 2.2.

“Restricted Stock” has the meaning given in the Option Agreement.

“Share(s)” has the meaning set forth in the Recitals.

“Shareholder” means any person who holds legal title to any issued and outstanding share of any capital stock of the Company and/or any capital stock into or for which any such stock is converted or exchanged.

“Transfer” or “Transfers” means, with respect to the Shares, any sale, pledge, hypothecation, gift, devise, distribution, or other disposition of Shares, including, but not limited to, any direct or indirect change in legal or beneficial ownership effected by any voluntary or involuntary disposition of Shares or by operation of law or by legal or equitable process.

“Vested Shares” has the meaning given in the Option Agreement.

ARTICLE II
RESTRICTIONS ON TRANSFER

2.1. General Restriction. No Transfer of the Shares may be made by the Participant (including, without limitation, an executor or personal representative, guardian, or conservator of the Participant), except pursuant to the terms of the Option Agreement, this Agreement, and in accordance with the terms of the Amended and Restated Articles of Incorporation and the Bylaws of the Company, each as from time to time further amended. Any Transfer of Shares which violates the terms of the Option Agreement or this Agreement shall be voidable by the Company, and neither the Company nor its transfer agent shall permit such transfer to be made on the stock records of the Company.

2.2. Permitted Transfers. The prohibition of Section 2.1 shall not apply to any Transfer of any interest in the Participant’s Shares, provided however that this Section 2.2 does not apply to Restricted Stock, (i) to his or her spouse or lineal descendant (hereinafter “Immediate Family”) or a trust for the benefit of his or her Immediate Family, provided that the Participant retains the right to vote any Shares so transferred; (ii) upon the Participant’s death; (iii) as the result of any merger, consolidation, or share exchange involving the Company; (iv) any exchange of existing Shares for other shares of the same or a different class or series in the Company, whether through the exercise of conversion rights or otherwise; or (v) to the Company (hereinafter a “Permitted Transfer”). The foregoing notwithstanding, a Transfer of Shares may not be made to a transferee described in clauses (i) or (ii) of the preceding sentence unless the transferee agrees to be bound by the terms of this Agreement applicable to Vested Shares, and in the case of a Transfer described in clauses (iii) and (iv), the shares received in exchange for the Shares will remain subject to this Agreement and treated as “Shares” hereunder.

ARTICLE III
TRANSFER OF STOCK – GENERAL

3.1. Third Party Offers. If the Participant receives a bona fide written offer (“Offer”) from a third party to purchase some or all of the Vested Shares registered in his name and the Participant desires to accept that offer (except for a Permitted Transfer), the Participant shall give written notice to the Company (the “Sale Notice”) of his desire to transfer such Vested Shares and, in that event, the Company shall have the rights granted herein.

3.2. Company Option. The Company shall have an option to purchase all or any portion of the Vested Shares which are the subject of a Sale Notice at the lesser of the price specified in the Offer or Fair Market Value, as determined under Section 3.5, and on the terms specified in Sections 3.6 and 3.7. The Company shall have thirty (30) days after delivery of the Sale Notice to exercise its option (the “Company Option Period”). This option may be exercised by giving written notice of exercise (the “Exercise Notice”) to the Participant during the Company Option Period. Delivery of the Exercise Notice shall obligate the Company to purchase and the Participant to sell the Shares of the Participant identified in the Exercise Notice on the terms provided in this Article III.

3.3. Sale to Third Party. If the Company, after receiving the Sale Notice, fails to exercise its option as provided in Section 3.2, or if it declines to exercise the same, the Participant shall be entitled to transfer the Vested Shares to the third party on the terms contained in the Offer, and shall be entitled to have his Vested Shares transferred on the books of the Company, but only if the third party purchaser agrees to be bound by the terms of this Agreement applicable to Vested Shares. If the Participant fails to close the transfer of his Vested Shares within sixty (60) days after the option of the Company has expired or been waived, the restrictions contained in this Article III shall again apply and must be met prior to effecting any transfer of Vested Shares. Any transfer of Vested Shares by the Participant to any unaffiliated third party shall comply with all applicable securities laws, and the Company may refuse to transfer any Vested Shares unless it receives such assurance and opinions from legal counsel acceptable to the Company that any such transfer is in compliance with all applicable securities laws.

3.4. Drag-Along Rights.

(a) If one or more Shareholders (the “Controlling Shareholder”) wishes to sell all or part of the capital stock of the Company (or such other capital stock into or for which capital stock of the Company has been converted or exchanged) owned by the Controlling Shareholder that represents fifty percent (50%) or more of all the voting power of all classes of stock of the Company then outstanding in one transaction, or a series of related transactions, to a third-party who is not an Affiliate of such Controlling Shareholder (a “Sale Transaction”), such Controlling Shareholder may, in its sole discretion, require the Participant to sell all or the same proportionate amount of Shares (including Restricted Stock at the Controlling Shareholder’s option, in which case the Shares to be sold will become Vested Shares) as the Controlling Shareholder in accordance with this Section 3.4 (“Drag-Along Rights”). If the Controlling Shareholder exercises its Drag-Along Rights, the Participant shall be required to sell his or her Shares or a portion of his or her Shares at a purchase price per Share and upon the same terms as the shares of the Controlling Shareholder.

(b) The Controlling Shareholder who desires to exercise its Drag-Along Rights shall deliver a notice to the Participant and the Company setting forth the terms of the Sale Transaction (including the proposed closing date for the Sale Transaction), and provide all documents required to be executed by the Participant in order to consummate such Sale Transaction. The Participant shall deliver to the Controlling Shareholder at least seven (7) business days prior to the proposed closing date referred to above all documents and certificates, correctly endorsed and executed, necessary to close the Sale Transaction. If the Participant fails to deliver such documents to the Controlling Shareholder, the Company shall cause its books and records to show that the Shares held by the Participant have been transferred pursuant to the provisions of this Section 3.4.

(c) The Controlling Shareholder shall have one hundred twenty (120) days from the date of the notice described in subsection 3.4(b) above, to consummate any Sale Transaction and, promptly after such consummation, shall notify the Company and the Participant to that effect. The Controlling Shareholder shall also cause to be remitted to the Participant the proceeds attributable to the sale of the Participant’s Shares not later than three (3) business days after the closing of the Sale Transaction. If any Sale Transaction is not consummated prior to the expiration of the one-hundred twenty (120) day period referred to in this Section, the Controlling Shareholder may not thereafter consummate the proposed Sale Transaction (without complying again with subsection 3.4(b) above) and shall return to the Participant all documents previously delivered to the Controlling Shareholder in connection with such Sale Transaction.

3.5. Fair Market Value. For purposes of this Agreement, fair market value shall be determined in good faith by the Board of Directors of the Company (the “Fair Market Value”); provided, however, that to the extent necessary for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code, fair market value per share shall be determined as “Fair Market Value of a Share” is determined in accordance with the Plan.

3.6. Payment of Purchase Price. In the event of the purchase by the Company of Shares under Section 3.2 of this Agreement, the Company, shall, within thirty (30) days of the delivery to the Participant of the notice that the Company is exercising the option to purchase Shares, pay the purchase price in cash and shall have the option to evidence that amount of the purchase price that exceeds $10,000 by a promissory note of the Company, dated the day of purchase by the Company (the “Promissory Note”). The Promissory Note shall be payable in four (4) equal annual installments, commencing on the Closing Date, as defined in Section 3.7, below, with each subsequent installment to be due on the anniversary date of the Closing Date each year thereafter. Interest on the deferred balance of the purchase price shall accrue from the Closing Date at the Annual Mid-Term Federal Rate published by the Internal Revenue Service as of the end of the month preceding or coincident with the purchase and shall be payable with each installment of principal. The Company shall have the right to prepay the deferred balance at any time, without penalty. All payments shall be applied first to interest which is accrued and unpaid and then to principal. Any promissory note issued hereunder shall provide that all sums not yet due and payable thereunder shall be and become immediately due and payable upon any Change of Control (as defined in Paragraph 1(e) of the Plan) of the Company. The parties may, by written agreement, alter or modify the payment schedule provided herein.

3.7. Closing.

(a) The closing date (the “Closing Date”) for the purchase of any Shares pursuant to this Article III shall be the date the Shares are endorsed and delivered to the purchaser and the purchaser has tendered to the Participant the consideration required by this Agreement, including, without limitation, any cash then due and any Promissory Note evidencing the obligations of the purchaser to the Participant.

(b) The Closing Date shall occur on the business day designated by the Company, but not later than sixty (60) days following the delivery of the applicable Exercise Notice described in Section 3.2. The Company and the Participant agree to use best efforts to cause all transactions required to be consummated hereunder to be closed as provided herein and acknowledge that time is of the essence.

ARTICLE IV
STOCK LEGEND

All certificates representing Shares now owned or hereafter acquired by a party to this Agreement or their transferee(s) shall bear a legend in substantially the form set forth below in addition to any other appropriate legends that the Company requires:

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, MANDATORY SALE UPON THE HAPPENING OF CERTAIN EVENTS, AND VOTING RESTRICTIONS AS SET FORTH IN CERTAIN AGREEMENTS BETWEEN THE ORIGINAL HOLDER OF THE SHARES AND THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SHARES MAY NOT BE PLEDGED, SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY REASONABLY ACCEPTABLE TO IT STATING THAT SUCH PLEDGE, SALE, TRANSFER OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW.

ARTICLE V
MARKET STAND-OFF AGREEMENT

The Participant hereby agrees, if so requested by the managing underwriters or the Company in connection with an initial public offering of Common Stock, that, without the prior written consent of such managing underwriters, the Participant will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Participant or beneficially owned by the Participant in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company’s initial public offering.

ARTICLE VI
CERTAIN MARITAL TRANSFERS

The creation or existence of any interest in any Shares which interest is acquired or owned by the spouse or former spouse of any Shareholder as community or marital property during marriage, as a result of property division or other award or Transfer upon dissolution of the marriage, or as a result of any allowance or assignment of property under any applicable community or marital property law (a “Marital Transfer”) shall be permitted by, and deemed in compliance with, this Agreement; provided, however, that the following conditions are satisfied: (a)  the Shares in which such an interest is created or exists are and continue to be (1) held of record in the name of such Shareholder and (2) managed and controlled by such Shareholder, and (b) the spouse or former spouse shall have executed a spousal consent and acknowledgement in the form attached to the Option Agreement. At the first such time when either of the conditions in the foregoing provision cease to be satisfied with respect to any Shares, an Offer shall be deemed to have been given with respect to such Shares. This Article VI shall not apply to a Permitted Transfer of Vested Shares in accordance with Section 2.2, above.

ARTICLE VII
GENERAL PROVISIONS

7.1. Additional Shares. Notwithstanding any term or implication herein to the contrary, the term “Shares” shall be deemed to include, and the provisions of this Agreement shall apply with respect to, any new, substituted or additional shares of stock, other securities or property that the Participant should acquire in respect of any Shares subject to this Agreement (including pursuant to this Section 7.1) pursuant to any stock dividend, stock split, recapitalization, or other change affecting the class of stock that such Shares are as a class that is effected without receipt of consideration. For purposes of clarification, in the case of such a stock dividend, stock split, recapitalization or other change, such new, substituted or additional stock or other securities or property shall be subject to the provisions of Sections 2.1, 3.1, 3.2, 3.3, and 3.4 of this Agreement to the same extent as such Shares subject to this Agreement in respect of which such stock or other securities or property was acquired.

7.2. Further Assurances. Subject to the terms and conditions herein provided, each party hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable, within applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. If at any time before or after the date of this Agreement any further action is reasonably necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable each party hereto shall at the expense of the requesting party take all such reasonably necessary, proper or advisable action to effectuate such purposes.

7.3. Governing Law; Jurisdiction. The interpretation and construction of this Agreement and the resolution of any disputes arising out or of in connection with this Agreement or any breach hereof, shall, unless otherwise expressly provided, be governed by and be construed in accordance with the internal law of the State of Wisconsin , without giving effect to the laws of any other jurisdiction that otherwise would govern under the principles of conflicts of laws thereof.

7.4. Remedies. The parties agree that any breach of this Agreement by any party hereto will cause the other parties hereto irreparable harm and that damages will not constitute an adequate remedy. Accordingly, the parties agree that injunctive relief, including, without limitation, the issuance of a temporary, preliminary or permanent injunction is an appropriate and proper remedy for any breach hereof, in addition to any award of damages which may be proven.

7.5. Notices. Any notice to be given to the Company under the terms of this Agreement shall be given in writing to the Company in care of its President at its then principal place of business. Any notice to be given to the Participant may be addressed to him at his address as it appears on the payroll or other records of the Company or any affiliate thereof. Any such notice will be deemed to have been duly given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt at the Participant’s or the Company’s address.

7.6. Entire Agreement; Amendments. This Agreement, the Option Agreement and the other agreements and documents executed and delivered hereunder and thereunder constitute a complete statement of all of the arrangements between the parties as of the date hereof with respect to the transactions contemplated hereby, and thereby supersedes all prior agreements and understandings between them with respect thereto and cannot be changed or terminated orally. This Agreement may be amended as set forth in the Plan and as set forth in the written agreement of the Participant and the Company.

7.7. Termination. Sections 2.1, 3.1, 3.2, 3.3, and 3.4 of this Agreement shall terminate with respect to Shares subject hereto and be of no further force or effect upon the earlier of the following: (a) upon a merger or share exchange involving the Company pursuant to which Shareholders receive securities of a buyer whose securities are publicly traded in exchange for securities of the same class and series as such Shares; or (b) the consummation by the Company of a public offering of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, that, except as in connection with such an offering the Board of Directors of the Company may determine otherwise for purposes hereof by duly adopted resolution, results in gross proceeds (before underwriting discounts, commissions and fees) to the Company of at least $75,000,000. Upon termination of Sections 2.1, 3.1, 3.2, 3.3, and 3.4 of this Agreement, as herein provided, each Shareholder may deliver the certificates representing his or her Shares to the secretary of the Company and have the certificates reissued, without the legend required under this Agreement or with an appropriately modified legend and, in the case of Shares that at such termination are Restricted Stock, the certificate(s) representing such Shares that are issued or released to the Participant in accordance with Section 2.1(b) of the Option Agreement on such later date when such Shares become vested shall be so issued or released, without the legend required under this Agreement or with an appropriately modified legend.

7.8. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.9. Recitals. The recitals, first stated above, are an integral part of this Agreement and are incorporated herein.

7.10. Successors. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, successors and assigns.

7.11. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a wavier or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

7.13. Severability. The invalidity of any provision in this Agreement shall not affect the validity of any other provision.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

CELLULAR DYNAMICS INTERNATIONAL, INC.,
a Wisconsin corporation (the “Company”)

By: ______________________
Its: _______________________

Participant:
__________________________
Print name: _________________

EXHIBIT C
INVESTMENT REPRESENTATION STATEMENT
PARTICIPANT:
COMPANY:    CELLULAR DYNAMICS INTERNATIONAL, INC.
SECURITY:    COMMON STOCK
AMOUNT:
DATE:
In connection with the purchase of the above-listed shares of Common Stock (the “Securities”), the undersigned employee, director or advisor (the “Participant”) represents to the Company the following:
(a)    The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Participant’s financial condition is such that he is not under any present necessity or constraint to dispose of the Securities to satisfy any existing or contemplated debt or undertaking; (iii) the Participant has no present or contemplated agreement, understanding, arrangement, obligation, indebtedness or commitment providing for or which is likely to provide for a disposition in any manner of the Securities and is not aware of any circumstances presently in existence which are likely to promote in the future any disposition by the Participant of the Securities; and (iv) the Participant does not have in mind any sale of the Securities upon the occurrence or non‑occurrence of any predetermined or undetermined event or circumstance.
(b)    The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption may depend upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. In this connection, the Participant understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.
Signature of the Participant:

Date: _____________________, 20__

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